Exhibit 99.1

Hello Cars Commerce!

What a Q1! As you know, we broke a new record for UVs, jumped on the tariffs news to assert our credibility, and continued to build on all fronts - from new capabilities to new learnings to New Car Hub. Check out some of our wins from March below. And as always, reach out to the Marketing team with any questions.

Thanks for reading,
Jen

GROW DEALER CUSTOMERS

Leading the tariff conversation on LinkedIn

Cars Commerce and Automotive News brought together a powerhouse panel, featuring our own Jennifer Newman, to explore the impact of tariffs on the auto industry. In just 48 hours, our Communications, B2B Social, Content, and Creative teams joined forces to promote and launch the event.

The result? A record-breaking turnout of 684 live viewers!

Since then, we've been sharing short clips on the Cars Commerce LinkedIn account and sparking discussions on the insights from the experts. This strategy is paying off big time!

We saw a remarkable 60% week-over-week jump in followers right after the event—our best single-week increase this year! Engagement on these posts is up 40% compared to our average, and they're competing with our top performers for the year. Plus, the comments section has been buzzing with positive interactions, including a lively exchange between panelist Jarrod Kilway and industry expert Rene Cejas.

This success has led to a follow-up live panel with Automotive News on April 16th at 1pm, and we’ll be repeating our playbook from the first to continue bolstering our brand and leading the conversation in our social channels.

Questions? Reach out to Ella Cunningham or Gina Healy

Exhibit 99.1

+60% week-over-week jump in followers

Cars Commerce
42,226 followers
1w •

Join us at 2 p.m. EDT tomorrow, April 3, for a live talk with industry leaders on the administration's tariffs and their impact on the auto industry.

Moderated by Automotive News Deputy Editor Hannah Lutz and presented by Cars Commerce, the guests will be:
Jennifer Newman, editor-in-chief, Cars.com
Jarrod Kilway, vice president of digital operations, Casa Auto Group
Kevin Tynan, director of research, The Presidio Group
Jennifer Morand, president, Chicago Automobile Trade Association
John Irwin, supplier reporter, Automotive News

They will discuss what automakers, suppliers, retailers and consumers may expect as tariffs go into effect. The panel will also will take questions.
Can't wait to see you there!

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Tariffs & Trade: A Live Conversation with Industry Leaders
Linkedin Live

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GROW CONSUMERS

Growing, growing… and we set a new record for unique visitors on Cars.com!

Cars.com generated a record number of UVs in Q1, up 4% YoY. March proved to be an exceptionally strong month, with UVs up +11.3% YoY and Visits up +7.5% YoY.

Exhibit 99.1

This strong performance is a culmination of the continued implementation and optimization of marketing initiatives as well as macro tailwinds from pull-forward demand attributed to impending tariffs.

One channel to highlight is lifecycle - email and push. In Q1, email visits were +24% YoY and dealer leads +7.5% YoY, mainly due to three programs:

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The Saved Car program moved in-house, which allowed us to reach a far larger audience with visits +4,450% and leads +6,400% YoY.
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The Saved Search program layout now includes the user's exact search criteria and separates exact vs. expanded recommendations based on consumer feedback. Consumers can also receive emails on their most recent 3 saved searches (previously 2). Program visits +38% and leads +22% YoY.
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The Push program saw Q1 visits +88% and dealer leads +62% YoY due to optimizations like rich media imaging in messaging, increased send frequency in high-converting campaigns, and the launch of new campaigns like Lead Form Abandon retargeting.

Exhibit 99.1

More Highlights

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App incrementality: Google conversion lift analysis demonstrated that our Google App Install campaigns drive +58% lift in app downloads, +29% lift in visits, and +48% lift in leads. These results validate our 2025 focus on further investing in App.
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Brand impact: Our investment in brand channels is paying off. We are seeing upward trending growth and momentum in brand search (+14% vs. Q1 '24). Branded keywords are significantly more efficient and effective than other types of keywords. Increased brand investment is a tide that lifts performance marketing boats.

Questions? Reach out to Susie Robberson or Adriana Vucinic

Exhibit 99.1

UNLOCK THE CROSS-SELL

Turning market shifts into major wins

Partly thanks to recent tariffs, the used car market is giving a "gold rush" vibe. There is a massive opportunity for dealers, and the Marketing team is working hard to help them capitalize on that with AccuTrade and DealerClub.

AccuTrade: Every dealer's trading edge

In a fast-moving market, guesswork doesn't cut it. Real-time appraisal data has never been more important than it is right now. Dealers cannot afford to wait weeks for auction averages to catch up to real-time. AccuTrade is the most accurate and market-responsive appraisal tool out there. Here's how we're positioning it:

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Instant offers, smart appraisals: AccuTrade empowers dealers to generate accurate and instant offers. Pricing is expected to fluctuate significantly in the coming months, and AccuTrade adapts to these market changes much more quickly than other tools that depend on a 45-day lookback.
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Acquisition everywhere: AccuTrade supports a diversified acquisition strategy – turning every service drive visit into an appraisal and nailing traditional trade-ins.
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Profit-driven pricing: AccuTrade isn't just about getting the car, it's about maximizing profit on the car, with real-time accuracy that reacts to market fluctuations and regional demand. This tees up the broader Inventory Intelligence narrative we'll promote in a few months.

34% closer to actual market value than KBB

$2,700 more profit per appraised vehicle

87% more profit per sale of service acquisitions

Car Dealership Guy
61,959 followers
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2w •

Used car auctions were on fire today

Cars were easily going $1–2K higher than just yesterday

Buckle up — this won't show up in the data for another week or two

Exhibit 99.1

DealerClub: Riding the wave of rising used car values

With used car values climbing, now's the time for dealers to optimize their wholesale strategy. DealerClub is the key!

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Unlock hidden cash: Cars that were previously sunk costs? With auction prices already rising post-tariffs, we're showing dealers how DealerClub helps them finally get out from under those upside-down vehicles.
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Stock smart, sell fast: Helping dealers use DealerClub to strategically acquire the right used inventory – vehicles in demand locally that promise solid margins.
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Cut costs, not corners: Giving dealers a no-nonsense way to wholesale. We're emphasizing the cost savings (goodbye, delivery fees and excessive auction charges!) and positioning DealerClub as a tool to turn wholesale into a genuine profit engine.

This two-pronged approach ensures we're meeting dealers exactly where the market opportunity lies, helping them navigate tradewinds with an eye on profit. Let's strike while the iron (and the market!) is hot!

Questions? Reach out to Jessica Muñoz.

UNLOCK THE CROSS-SELL

New CCMN Landing Page Launch Powers Unified Storytelling Across the Business

We just launched a fresh new landing page that brings the Cars Commerce Media Network story to life.

This page highlights how our first-party audience and full-funnel ad solutions help dealers connect with real in-market shoppers—from brand-building video to AI-powered inventory ads.

It's designed to support cross-sell conversations across DI Media Services and Cars.com—giving sellers and marketers a unified destination to drive interest, leads, and adoption.

Check it out and share it with your teams!

Cars Commerce Media Network Landing Page

Exhibit 99.1

CARS COMMERCE
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More Highlights

Client Partner Team Now in HubSpot

Email templates targeting key segments are helping reduce time between dealer touchpoints and accelerate deal flow. More details to come as the team ramps up!

Cars Social Drives Higher Conversion

New data shows Cars Social campaigns deliver a whopping 35% higher conversion rate

Source: GA4, Dealer Inspire aggregated website data, 1 1/1/24-12/31/24

Enhanced Reporting = Stronger Storytelling

New reports offer deeper insights into campaign performance, helping clients see clearer ROI and making it easier for sellers to tell a winning story.

Questions? Reach out to Liz Swain or Jenalea Schultz

TRANSFORM OEM RELATIONSHIPS

Bold moves, big wins: Hyundai’s New Car experience sponsorship turning shoppers into buyers

To be a truly transformative partner to Hyundai we knew we needed to aim high - and knock it out of the park.

With artful, research-backed design and strong collaboration between client, agency, and Cars Commerce teams, we launched Hyundai Brand Storefront and Tucson, Santa Fe, Elantra, and Palisade Vehicle Showrooms with our first-ever paid New Car hub sponsorship.

Exhibit 99.1

This immersive, first to market experience blends consumer education, unmatched editorial authority, and OEM-curated storytelling to guide shoppers from research to action.

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Hyundai SANTA FE
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The Results?

Early performance shows our bold moves are paying off: a 75% lift in Hyundai’s share of New Car research sessions leading to an SRP.

And researchers who saw Hyundai’s New Car experience (including sponsorship) were:

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58% more likely to go to a Hyundai VDP than those who did not see Hyundai’s New Car experience
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56% more likely to submit a Hyundai lead than those who did not see Hyundai’s New Car experience

It’s clear: bold partnerships like the Hyundai New Car Hub sponsorship drive real results. Cars.com’s New Car experience is where OEMs connect with serious shoppers - and turn them into buyers.

Questions? Reach out to Renee Render

Exhibit 99.1

Source: New Car Hub performance dashboard and Hyundai NCH data deep dive

CREATE PLATFORM ADVANTAGES

Updated Seismic resources and layouts to help Sales Teams move at the speed of business

Need pre-sale resources? Post-sale or retention resources? We’ve got you covered! We’ve overhauled brand landing pages and materials in Seismic to standardize layouts, house only the most up-to-date resources and make it easier to find what you need to get to dealers- fast.

Can’t find what you’re looking for? Key contacts have been added for each sub-brand as well.

Questions? Reach out to Ella Cunningham or Rebecca Curtis

BEST THING WE LEARNED THIS MONTH

Instant Offer (IO) Drives User Engagement and Satisfaction

Consumers on Cars.com who go through the instant offer (IO) process on their current vehicle are more engaged and more satisfied with the Cars.com experience than CSAT respondents who do not interact with the IO process.

On the mobile apps, 53% of CSAT respondents who went through the IO process said that they were very satisfied, compared to only 39% of people who did not go through the IO

Exhibit 99.1

process. Similarly, on responsive, 54% of CSAT respondents who used the IO process said that they were very satisfied, while 37% of non-IO users said the same.

Consumers who go through the IO process and obtain a vehicle valuation are more likely to engage in important site actions, such as conduct vehicle searches, update filters, and interact with saved searches and saved vehicles. In addition, roughly 6.7x more IO users view the calculate payment page and complete an email lead compared to non-IO users.

Source: CSAT Q1 2025 and Amplitude, 60-day lookback window; 28% of mobile app CSAT respondents and 26% of responsive site CSAT respondents indicated they used the vehicle valuation tool

Exhibit 99.1

Questions? Reach out to Alex Maldonado

BEST THING WE MADE THIS MONTH

Taking Best Value to the next level

In our new tariff-rich environment, affordability and value are more important than ever to shoppers — so when the 2025 Affordability Index and Best Value awards were published a week ahead of schedule to support consumers, creative teams assembled to help spread Editorial’s critical reporting far and wide.

From social videos and IG stories, to vehicle badging and featured imagery, to sample hero takeovers for national sales — our design and video teams produced a body of work that helped us show up better than ever, under a shorter timeline, and even found some opportunities to innovate.

Exhibit 99.1

Our Best Value Awards video featured our first Editorial in-studio “desk piece” using our new branded set dressings — an important format that opens opportunities for scaling content by reducing our dependency on physical vehicles, but keeping our visual brand identity full-frame.

In another first, our designers were able speed up production using Cloudinary AI, which reduced the meticulous work of cutting out every vehicle from days to hours. And because Cloudinary’s transformations can be rendered with URL parameters, design teams were able to copy images straight from our DAM into Figma (no Photoshop AI necessary).

Exhibit 99.1

Best Value 2025 creative efforts are far from over with dealer enablement and national sales motions ongoing, but you can catch all the action on Cars.com YouTube, socials, and of course cars.com/news.

Questions? Reach out to Phil Bridge, Sarah Hernan, and Susie Robberson

MARKETING CALENDAR

Where to next?

A quick look at major Marketing initiatives coming around the corner.

Exhibit 99.1